                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Alliance Gaming Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                       [ALLIANCE GAMING CORPORATION LOGO]







Dear Stockholder:

         I am pleased to provide you with the enclosed proxy statement and Form 10-K for this year's Annual Meeting of Stockholders.

         Two of the members of the Board of Directors, Mr. DiCesare and Mr. Kirschbaum, have been nominated for re-election. Your Board recommends a vote in favor of Mr. DiCesare and Mr. Kirschbaum.

         Even if you can't attend in person, it is important that your shares be represented at the Meeting. If you have any questions, or require any assistance in voting your shares, please call the company assisting us in the solicitation of proxies, Innisfree M&A Incorporated, toll free, 1-888-750-5834.

                                     Yours sincerely,


                                     /s/ DAVID JOHNSON
                                     David Johnson
                                     Senior Vice President, General Counsel,
                                     and Secretary




                                                      ------------------
                                                      6601 SO. BERMUDA RD.
                                                      LAS VEGAS, NEVADA  89119
                                                      TEL:  702.270.7600
                                                      FAX:  702.263.5636

                       [ALLIANCE GAMING CORPORATION LOGO]


                             6601 South Bermuda Rd
                            Las Vegas, Nevada 89119



                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 4, 2000

                           --------------------------

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Alliance Gaming Corporation (the "Company") will be held at the Alexis Park Resort and Spa, 375 East Harmon Avenue, Las Vegas, Nevada, on January 4, 2000, at 9:00 a.m., Pacific time, for the following purposes:

         1. To elect two directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify, and

         2. To consider such other matters that may properly be before the Meeting.


         The Board of Directors has fixed the close of business on December 8, 1999, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

         We hope that you are able to attend the Meeting, but, in any event, please sign, date, and return promptly the enclosed proxy in the envelope so that your shares may be voted at the Meeting.

                           By Order of the Board of Directors


                           /s/ DAVID JOHNSON
                           David Johnson
                           Senior Vice President, General Counsel, and Secretary

Las Vegas, Nevada
December 8, 1999

                           ALLIANCE GAMING CORPORATION

                                -----------------

                                 PROXY STATEMENT
                                -----------------

                                  INTRODUCTION

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Alliance Gaming Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 a.m., Pacific time, at the Alexis Park Resort and Spa, 375 East Harmon Avenue, Las Vegas, Nevada, on January 4, 2000, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

         1. To elect two directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify, and

         2. To consider such other matters that may properly be before the Meeting.

         It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about December 8, 1999.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of Common Stock. In addition to the use of the mails, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company has also employed Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (telephone: 1-888-750-5834), to assist in soliciting proxies for a fee of $6,500, plus out-of-pocket expenses.

         The Company's executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 270-7600.

NUMBER OF SHARES OUTSTANDING AND VOTING

         All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder. If no contrary instructions are given, the shares will be voted to elect the two director nominees named herein for the terms stated herein. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

         Only stockholders of record of shares of Common Stock at the close of business on December 8, 1999, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 10,252,380 shares of Common Stock, each of which is entitled to one vote.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect each director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of November 30, 1999 with respect to the beneficial ownership of the Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as determined under "Executive Compensation" below) of the Company as listed in the compensation table, and (iv) all executive officers and directors of the Company as a group. Except as indicated below, beneficial ownership includes the sole power to vote and to dispose of the securities in question. Except as indicated below, no director or executive officer of the Company beneficially owned any other equity securities of the Company.

                                                              Amount of        Percent of
      Name                                                    Shares (1)        Class (1)
      ----                                                    ----------        ---------
      Alfred H. Wilms                                         2,009,737 (2)       19.6%
      FMR Corp.                                                 697,098 (3)        6.8%
        82 Devonshire Street
        Boston, MA 02109
      Jacques Andre                                              26,309 (4)           *
      Anthony DiCesare                                          151,674 (5)        1.5%
      Joel Kirschbaum                                           409,506 (6)        3.9%
      David Robbins                                              66,500 (7)           *
      Morris Goldstein                                           82,274 (8)           *
      Robert Miodunski                                           64,591 (9)           *
      David Johnson                                              65,246 (10)          *
      Scott Schweinfurth                                         60,963 (11)          *
      Robert Saxton                                              50,652 (12)          *
      All executive officers and directors as a group         1,005,166 (13)       9.2%

----------
        *Less than 1%.

(1) Excludes the effect of the issuance of up to 714,286 shares subject to warrants originally issued to Gaming Systems Advisors, L.P. ("GSA") upon consummation of the acquisition of Bally Gaming International, Inc. pursuant to an agreement between the Company and GSA ("the GSA Advisory Agreement"). Such warrants have an exercise price of $5.25 per share and become exercisable in equal one-third tranches only when the Common Stock price reaches $38.50, $45.50 and $52.50, respectively for a designated period of time. Pursuant to information provided by Mr. Kirschbaum, as part of a distribution of assets from Kirkland - Ft. Worth Investment Partners, L.P. ("KFW") and GSA to Kirkland Investment Corporation ("KIC") and GSA, Inc. ("GSI"), general partner of KFW and GSA, respectively, on the one hand, and to Kirkland Investors, L.P. on the other hand, approximately 81,429 and 190,000 of such warrants were distributed to Mr. DiCesare and Mr. Kirschbaum, respectively. As a result, Mr. DiCesare and Mr. Kirschbaum disclaim beneficial ownership of any other of these warrants.

(2)  Mr. Wilms' mailing address is 2, St. Jansvliet, bus 6-2000 Antwerp,
     Belgium.

(3)  Information provided by a representative of FMR Corp.

(4) Includes 4,285 shares owned and 22,024 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(5) Includes 44,532 shares owned and 107,142 shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes certain additional shares underlying the warrants referred to in Note (1) above. Also excludes 18,835 shares placed in a trust, a trustee of which is Mr. DiCesare's wife. Mr. DiCesare disclaims any beneficial ownership of these shares.

(6) Includes 252,364 shares owned and 157,142 shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes certain additional shares underlying the warrants referred to in Note (1) above. This disclosure is based upon information provided by Mr. Kirschbaum. Mr. Kirschbaum has advised that of such shares, certain amounts are subject to options held by other persons.

(7) Includes 18,285 shares owned and 40,787 shares subject to options that are currently exercisable or will become exercisable within 60 days; also includes 7,428 shares subject to options granted to Mr. Robbins by KFW or KIC, based upon information provided by Mr. Kirschbaum.

(8) Includes 28,702 shares owned and 53,572 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(9) Includes 1,142 shares owned and 63,449 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(10) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(11) Includes 5,143 shares owned and 55,820 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(12) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(13) Includes 643,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

                              ELECTION OF DIRECTORS

GENERAL

         The Company's bylaws provide that the Board of Directors shall consist of no fewer than three and not more than nine directors, with the exact number to be fixed by the Board of Directors. The Company's bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board of Directors has fixed the number of directors at four, two of whom will be elected at the Meeting.

         Anthony DiCesare and Joel Kirschbaum have been nominated to serve for a term of three years, each to serve until his respective successor shall have been elected and shall qualify, and each has indicated his willingness to serve if elected. Proxies received by the Company in favor of their election will be voted for Messrs. DiCesare and Kirschbaum. Although the Company does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

         The Board of Directors recommends a vote in favor of Messrs. DiCesare and Kirschbaum.

    The following table sets forth the names of, and certain information with respect to, the two persons nominated by the Board of Directors and each other director of the Company who will continue to serve as a director after the Meeting.

                                             DIRECTOR   TERM
   NOMINEES FOR DIRECTOR              AGE     SINCE    EXPIRES    PRINCIPAL OCCUPATION
   ---------------------              ---     -----    -------    --------------------
Anthony DiCesare (2)(3)               37      1994      2002      Private Investor
Joel Kirschbaum (2)(3)                48      1994      2002      President - Kirkland Investment Corporation

                                            DIRECTOR    TERM
    CONTINUING DIRECTORS              AGE     SINCE    EXPIRES    PRINCIPAL OCCUPATION
    --------------------              ---     -----    -------    --------------------

Jacques Andre (1)(2)(4)               62      1996      2001      Partner - Ray & Berndtson, Inc., an
                                                                  executive search firm
David Robbins (1)(2)(3)(4)            40      1994(a)   2000      Attorney and Private Investor

--------------
(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Nominating Committee
(4) Member of the Compensation Committee
(a) Member of the Board of Directors since 1994, except for the months from September 1997 to December 1997.

         ANTHONY DICESARE was employed by KIC, which was the sole general partner of KFW, an investment partnership, from April 1991 to July 1994. Mr. DiCesare served as Executive Vice President-Development of the Company from July 1994 to June 1997. While he is currently a New York-based employee of the Company, his principal occupation since June 1997 has been as a private investor.

         JOEL KIRSCHBAUM was appointed a director in July 1994 and served as Chairman of the Board of Directors of the Company from July 1994 to March 1995. Mr. Kirschbaum is the sole stockholder, director and officer of KIC. He has been engaged in operating the businesses of KIC and KFW since January 1991 when KIC and KFW were established, and of GSI and GSA since June 1993. Prior to that time, he worked at Goldman, Sachs & Co. for thirteen years, during the last six of which he was a General Partner. When he established KIC and KFW, Mr. Kirschbaum resigned his general partnership interest in Goldman, Sachs & Co. and became a limited partner. Mr. Kirschbaum resigned his limited partnership interest in Goldman, Sachs & Co. in November 1993. While Mr. Kirschbaum is currently a New York-based employee of the Company, his principal occupation is as President of KIC.

         JACQUES ANDRE was appointed a director in August 1996. Mr. Andre has been a partner with Ray & Berndtson, Inc., an international executive search firm, from 1975 to the present. He also serves on its Board of Directors.

         DAVID ROBBINS served as a director from July 1994 to September 1997 and as Chairman of the Board of Directors of the Company from February 1997 to September 1997. In December 1997 he was again elected to the Board of Directors and since that time has served as Chairman of the Board. Mr. Robbins has been a practicing attorney since 1984; he was formerly an attorney with Kramer, Levin, Naftalis, Kamin & Frankel from May 1993 to September 1995, with O'Sullivan, Graev & Karabell, LLP from September 1995 to February 1997, and since February 1997 he has been a member of Brock Silverstein, LLC. Mr. Robbins is also a private investor and managing member of a private investment fund.

VOTE REQUIRED

         The election of each director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting. Pursuant to the Company's Articles of Incorporation, votes for directors may not be cumulated. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF MESSRS. DICESARE AND KIRSCHBAUM.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

         During the fiscal year ended June 30, 1999, the Board of Directors held seven meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during such period. Since the last stockholders meeting, three directors have resigned: Morton Topfer in May 1999, and Michael Hirschfeld and Morris Goldstein in November 1999.

         Executive Committee. The Executive Committee of the Board of Directors is presently comprised of all the Board members. The Executive Committee may exercise the powers of the full Board of Directors in the management of the business and affairs of the Company. The Executive Committee did not meet separately from the Board of Directors during the fiscal year ended June 30, 1999.

         Audit Committee. The Audit Committee of the Board of Directors is presently comprised of Messrs. Andre and Robbins (Chairman). The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then-current fiscal year; the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable or appropriate. The Audit Committee met four times during the fiscal year ended June 30, 1999.

         Nominating Committee. The Nominating Committee of the Board of Directors is presently comprised of Messrs. DiCesare, Kirschbaum (Chairman) and Robbins. This Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee met once during the fiscal year ended June 30, 1999. The Nominating Committee will in the future consider nominees recommended by stockholders. Stockholders should submit the names of proposed nominees in writing to the Nominating Committee in care of Secretary, 6601 South Bermuda Rd., Las Vegas, Nevada 89119, along with appropriate background information.

         Compensation Committee. The Compensation Committee of the Board of Directors is presently comprised of Messrs. Andre and Robbins (Chairman). This Committee makes recommendations concerning the compensation of the Company's executive officers including its CEO. The Compensation Committee met five times during the fiscal year ended June 30, 1999.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or to be paid by the Company to the Company's chief executive officer and its four other most highly compensated executive officers receiving over $100,000 per year (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended June 30, 1999:

SUMMARY COMPENSATION TABLE *

                                                 Fiscal        Annual Compensation                    Long-term
                                                 Year      -------------------------------------    Compensation
           Name and                              Ended                              Other Annual       Awards       All Other
           Principal Position                    June 30,  Salary       Bonus       Compensation(2)    Options(3)   Compensation(4)
           ------------------                    --------  --------    ---------    --------------    -----------  ----------------
Morris Goldstein (1)                              1999     $460,600     $162,800     $     --             --       $  3,000
  President and                                   1998      450,000           --           --             --         90,000(5)
  Chief Executive Officer                         1997       17,300           --           --        142,828             --

David Johnson                                     1999     $255,300     $ 64,400     $     --          2,857       $  2,300
  Senior Vice President, General Counsel          1998      250,000           --           --          7,972          2,000
  and Secretary                                   1997      250,000      185,000           --         57,143          5,400

Scott Schweinfurth                                1999     $255,300     $ 70,000     $     --          2,857       $  1,800
  Senior Vice President, Treasurer                1998      250,000           --       53,200         29,143          1,700
  and Chief Financial Officer                     1997      235,000      400,000           --         34,286          4,300

Robert Saxton                                     1999     $240,300     $118,600     $     --          2,857       $  3,000
  Senior Vice President- Casino Group             1998      225,000           --           --          8,572             --
                                                  1997      211,700       86,000           --         39,429             --

Robert Miodunski (1)                              1999     $240,300     $ 92,000     $     --          2,857       $  3,000
  Senior Vice President -                         1998      225,000       55,000           --         12,989          1,800
  Route Group (Nevada)                            1997      212,500       96,800           --         34,572          1,700

--------

* As used in the tables provided under the caption "Executive Compensation," the character " -- " is used to represent "zero."

(1) Mr. Goldstein joined the Company in June 1997 as President and Chief Executive Officer and resigned in November 1999. Upon Mr. Goldstein's resignation, Mr. Miodunski was appointed Chief Operating Officer of the Company.

(2) Excludes personal benefits in amounts less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the Named Executive Officer.

(3) Share amounts have been restated to reflect the one-for-three-and-one-half reverse stock split effective February 1, 1999.

(4) "All Other Compensation" for fiscal year 1999 represents contributions made by the Company to the Company's Profit Sharing 401(k) Plan.

(5)  Represents payments made for relocation costs.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table reflects options granted to Named Executive Officers during the fiscal year ended June 30, 1999:

                                                                                         Potential Realizable
                                                                                               Value at
                                              Individual Grants                            Assumed Annual Rates
                              ----------------------------------------------------------       of Stock
                                               % of Total                                 Price Appreciation for
                                                 Granted                                      Option Term
                                 Options       to Employees in    Exercise    Expiration      -----------
         Name                  Granted(a)       Fiscal Year        Price       Date           5%          10%
         ----                  ----------  -------------------   ----------   ----------   --------     -------
David Johnson                    10,829 (b)           4.73%          $9.4063    9/14/03    $28,000      $62,000
Scott Schweinfurth               14,550 (c)           6.36%           9.4063    9/14/03     38,000       84,000
Robert Saxton                    14,550 (d)           6.36%           9.4063    9/14/03     38,000       84,000
Robert Miodunski                  8,703 (e)           3.80%           9.4063    9/14/03     23,000       50,000

------------
(a) Includes 7,972 options, 11,693 options, 11,693 options, and 5,846 options granted to Messrs. Johnson, Schweinfurth, Saxton and Miodunski, respectively, in September 1998 in lieu of cash bonuses for fiscal year 1998.

(b) Options vest: 5,379 on grant date; 2,723 on first anniversary thereof; and 2,727 on second anniversary thereof.

(c) Options vest: 5,996 on grant date; 4,270 on first anniversary thereof; and 4,284 on second anniversary thereof.

(d) Options vest: 5,803 on grant date; 4,850 on first anniversary thereof; and 3,897 on second anniversary thereof.

(e) Options vest: 2,956 on grant date; 2,871 on first anniversary thereof; and 2,876 on second anniversary thereof.

AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES

        The following table reflects outstanding options held by Named Executive Officers at June 30, 1999:

                               Number of Unexercised                   Value of Unexercised
                                   Options at                        In-the-Money Options at
                                   June 30, 1999                          June 30, 1999 (a)
                           ----------------------------------    ---------------------------------
         Name              Exercisable      Unexercisable        Exercisable        Unexercisable
         ----              -----------      -------------        -----------        -------------
Morris Goldstein             53,572           89,287                 $0                $0
David Johnson                62,522            5,449                  0                 0
Scott Schweinfurth           37,833           28,453                  0                 0
Robert Saxton                41,990           15,417                  0                 0
Robert Miodunski             40,387           11,459                  0                 0


---------

(a) Represents the amount by which the market value of the underlying stock at June 30, 1999 ($3.75 per share) exceeds the aggregate exercise prices of the options.

DIRECTORS' COMPENSATION

         Arrangements with Directors: Directors of the Company who are also employees are generally not separately compensated for their services as directors unless circumstances otherwise warrant. Compensation arrangements for other directors of the Company are as follows: (i) Chairman of the Board:
$135,000 per year for services as Chairman of the Board and member of various committees, and (ii) other directors: $30,000 per year for services as a director and member of various committees. In addition, all non-employee directors receive option grants of 8,572 shares upon appointment to the Board of Directors and 4,286 shares on each anniversary date of their original appointment to the Board of Directors. All of these options are granted at fair market value on the grant date, vest immediately and have a five-year term. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. Nonetheless, the Company may grant directors (both employee and non-employee) additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant.

         Other Arrangements. Effective July 1, 1997, the Company entered into employment agreements (the "Agreements") with Mr. DiCesare and Mr. Kirschbaum (each an "Employee" and collectively the "Employees") pursuant to which each Employee will be a New York-based employee and will work on major strategic transactions involving the Company or its affiliates, including mergers, acquisitions, divestitures, joint ventures, the negotiation of strategic alliances or relationships and financings and refinancings. The Employees are not expected to be involved in the day-to-day operations of the Company, are not expected to devote full-time to the business of the Company, and may engage in outside activities, although they may not directly compete with the Company. Under the Agreements, which have an initial term extending through July 1, 2002 (the "Term") and may be terminated thereafter by either party on notice, each Employee receives a base salary, currently $154,200 (with inflation increases each year), and annual performance bonuses (each a "Bonus") based upon annual performance goals determined by the Board of Directors and the Employee (which goals will generally relate without limitation to transactions of the type mentioned above involving the Company (and/or one or more of its affiliates)) and a target Bonus amount (and/or an appropriate minimum amount). More than one Bonus may be paid with respect to each employment year. If the Board of Directors and the Employee cannot agree upon reasonable annual performance goals and minimum and/or target Bonuses with respect to such goals for any year, the performance goals and Bonus amounts set forth in clauses (i) and (ii) of the next paragraph will be the goals and Bonus for such year. If a goal is only partially achieved within a year, the Board of Directors will determine what amount, if any, will be paid to the Employee with respect to such goal. If a goal is achieved, the Bonuses will be payable regardless of the level of the Employee's involvement in the transaction. Upon termination of any Employee's Agreement for any reason (including for "cause"), the Company may be required to pay Bonuses to such Employee following such termination upon achievement of performance goals within specified periods ending up to twenty-one months after the Term. In addition, if the Company terminates an Employee without "cause," or an Employee leaves the Company's employ for "good reason" (as these terms are defined in the Agreements), the Employee will be entitled to receive for each remaining year of the Term an amount equal to the highest aggregate Bonuses paid in any previous year as well as the base salary and other compensation provided for by the Agreements.

         The performance goals for each Employee for fiscal year 1999 were: (i) the closing of a "significant merger" with a value of at least $60 million and
(ii) the closing of a "significant financing" with a value of at least $50 million. On the achievement of the performance goal set forth in clause (i), each Employee was to receive a minimum Bonus of $200,000. Upon the achievement of the performance goal set forth in clause (ii), each Employee was to receive a minimum Bonus of at least $125,000. No bonuses were paid in respect to any clause for the fiscal year 1999. In addition to the Bonuses, the Agreements provide that the Board of Directors, in its sole discretion, may grant further discretionary bonuses and stock options to the Employees. No discretionary bonuses or stock options were paid or granted during fiscal year 1999.

         Pursuant to the Agreements, each Employee may elect to restructure his relationship with the Company into that of a financial consultant or independent advisor, with compensation arrangements reflecting the nature of such relationship and the services to be provided in amounts reasonably consistent with the compensation and Bonuses payable over the term of the Agreement as contemplated therein, as determined reasonably and in good faith by the Board of Directors, but calculated and payable in a manner customary for financial consultant or independent advisor arrangements. If the Employee makes such election, the Company and the Employee will negotiate in good faith to establish a restructured agreement with respect to the services to be provided.

         Until September 21, 1999, Mr. DiCesare and Mr. Kirschbaum had the option to pay approximately $0.2 million and $0.9 million, respectively, in cash or forgo cash Bonuses of an equal amount in order to extend a portion of warrants held of approximately 89,900 and 310,000, respectively. Mr. Kirschbaum and Mr. DiCesare did not make the required payments and, accordingly, their warrants expired unexercised on September 21, 1999.

         In addition, effective July 1, 1997, the Company agreed to pay KIC during the term of the Agreements a current amount of $982,000 (subject to annual inflation increases) annually plus the cost of reasonable employee benefits to its support staff and reasonable out-of-pocket expenses incurred by KIC and its officers and employees to the extent such out-of-pocket expenses were related directly to the Company's business or potential business (the "KIC Agreement"). The Company will have the right to terminate the KIC Agreement on twelve months' notice if Mr. Kirschbaum's employment under his Agreement is terminated for any reason other than by the Company without "cause" or by the Employee "for good reason" (as such terms are defined in the Agreements).

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

         The Company was party to an employment agreement with Mr. Goldstein that generally provided for a base salary of $465,000 per year, participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors, receipt of 71,429 stock options to vest 25% on date of grant with the balance over a three-year period and 71,429 stock options to vest 25% on date of grant with the balance over a three-year period but which become exercisable in equal portions only when the common stock reaches prices of $38.50, $45.50, and $52.50, and severance benefits of one year's base salary if Mr. Goldstein is terminated prior to June 2000 without cause. Mr. Goldstein resigned voluntarily from the Company effective November 3, 1999. As per the terms of his employment agreement, Mr. Goldstein received no termination benefits as a result of his voluntary resignation. In accordance with the Company's stock option plans, he may exercise his vested options within sixty days of the date of his resignation.

         On November 4, 1999, Mr. Miodunski was appointed Chief Operating Officer of the Company and President of Bally Gaming and Systems. Mr. Miodunski also retained his existing positions including President of United Coin Machine Co. In connection with Mr. Miodunski's new responsibilities, on November 4, 1999, the Company entered into an amended and restated employment agreement with Mr. Miodunski that generally provides for a base salary of $325,000 per year through and including December 31, 2001, a signing bonus of $100,000 payable on execution of the amended and restated agreement, options to acquire 52,000 shares of the Company's common stock at an exercise price of $6.4375 (market price on date of grant), which vest (i) 17,334 shares on the grant date, (ii) 17,333 shares on October 31, 2000, and (iii) 17,333 shares on October 31, 2001, participation in the Company's compensation programs for corporate officers, and participation in the Company's cash bonus program at amounts determined by the Board of Directors. In addition, if Mr. Miodunski is terminated prior to December 31, 2001 without cause, Mr. Miodunski is entitled to receive severance benefits of twelve months' salary continuation from the date of termination, offset by any compensation received from other employment during that period, and accelerated vesting of certain prior option grants.

         The Company was party to an employment agreement with Mr. Schweinfurth which has since expired, and that generally provided for a base salary of $250,000 per year through and including June 30, 1999, participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors, and severance benefits of one year's base salary had Mr. Schweinfurth been terminated prior to June 30, 1999 without cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the fiscal year ended June 30, 1999, the Compensation Committee of the Board of Directors of the Company met five times. The Compensation Committee is currently comprised of Messrs. Andre and Robbins. Other than current positions previously described elsewhere herein, no other member of the Company's Board of Directors was an officer or employee of the Company or any subsidiary during the fiscal year ended June 30, 1999, or is a former officer of the Company or any subsidiary.

         The Company has hired Ray & Berndtson, Inc., an international executive search firm, of which Mr. Andre is a partner, to perform certain personnel searches. The Company paid a total of $609,000 during fiscal year 1999 for nine searches conducted by this firm. The final fee for the searches will be based on a percentage of the first-year compensation paid to certain personnel if and when hired.

         The Company paid fees to Milbank, Tweed, Hadley & McCloy, LLP, a law firm in which Mr. Hirschfeld is a partner, for services rendered during fiscal year 1999.

         The Company paid a total of $273,000 to Dell Computer Corporation, a company of which Mr. Topfer is the Vice-Chairman, for the purchase or lease of computer equipment during fiscal year 1999.

         The Company paid fees to Brock Silverstein, LLC, a law firm in which Mr. Robbins is a member, for services during fiscal year 1999.

         Since July 1, 1998 certain directors have been involved in transactions in which Alliance was a party and in which the amount involved exceeded $60,000. See "Directors' Compensation" and "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to a stockholders agreement dated as of September 21, 1993, as amended on October 20, 1994, by and among the Company, KIC, GSA, KFW, and the Company's largest shareholder, Mr. Alfred Wilms (as amended, the "Stockholders Agreement"), KIC is required to vote all of its shares of Common Stock to cause Mr. Wilms to be elected a director of the Company if so nominated by the Board of Directors for so long as Mr. Wilms owns shares of Common Stock of the Company. The Stockholders Agreement contains certain registration rights running in favor of KFW, KIC, GSA and certain of their respective affiliates and transferees and Mr. Wilms, including up to four demand registration rights each (and additional demand rights for Mr. Wilms under certain circumstances), at the Company's expense, and provisions granting Mr. Wilms the right to participate in certain offerings of securities by the Company and by KIC and its transferees.

         Mr. Alfred Wilms served as a consultant to the Company and received consulting fees and expense reimbursements that totaled $208,000 during the fiscal year ended June 30, 1999.

         See also "Directors' Compensation" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         At the June 1998 Board of Directors meeting, the Board authorized the creation of the Compensation Committee which consisted of Messrs. Robbins, Topfer, and Hirschfeld. Mr. Topfer participated until his resignation in May 1999, and Mr. Hirschfeld participated throughout fiscal year 1999. David Robbins was elected Chairman of the Compensation Committee. In December 1999, Mr. Andre joined the Compensation Committee. A charter for the Compensation Committee was adopted by the Board of Directors in 1998. This charter provides for the following duties to be carried out by this Committee:

         - Review and approve executive compensation philosophy

         - Approve all executive compensation plans and structures

         - Approve annual and long term incentive performance metrics; determine and approve pay-outs

         - Approve compensation for the Company's management executive committee (consisting of eight members of senior management) as well as the three Senior Vice Presidents in Bally Gaming and Systems

         - Approve plan payouts to the members of management executive committee that are outside of approved parameters

         - Review key appointments and promotions

         - Recommend approval for all management incentive plans, including stock options, to the Board of Directors and approve new change-in-control or special retention plans

         - Approve bonus criteria, incentives, including stock options, and pay-outs for employee-directors

         The Company's compensation formulas for certain executives during the fiscal year ended June 30, 1999, were largely determined by pre-existing contractual arrangements in place from the previous fiscal periods. The Compensation Committee believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management's interests with those of the Company's stockholders, is long-term compensation tied to the creation of stockholder value. The Compensation Committee believes that this method of compensation should constitute a significant portion of an executive's compensation. Thus, it has been the Company's policy where feasible and consistent with competitive market conditions to attempt to restrain base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal through the use of (i) long-term stock options (that will not result in value to the holder unless the price of the Company's Common Stock has appreciated), and (ii) cash bonuses tied to performance criteria (such as achievement of specific strategic, operational or financial tasks or targets, like cash return on total assets and revenue growth, both in relation to operating income) which the Board of Directors believes will result in increases in stockholder value. In the past, stock option grants to management have had exercise prices equal to or in excess of the share price at the time of grant. Pursuant to the 1996 Long-Term Incentive Plan, all future option grants are required to be at prices no lower than the closing price of the Common Stock on the date of grant, and grants cannot be repriced in the future. The Board of Directors believes that the compensation philosophy outlined above has the greatest probability of achieving significant returns to stockholders.

         The Board of Directors' compensation determinations have been and continue to be affected by various competitive factors including the requirements to attract top-flight talent to the Company. The Company believes that it will continue to be constrained by these competitive factors as there continues to be demand from competing businesses to attract management talent of the type the Company desires to recruit.

                                                    Respectfully submitted,

                                                    David Robbins, Chairman
                                                    Jacques Andre

STOCK PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) for the five fiscal years in the period ended June 30, 1999 with cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market (U.S.) and
(ii) an index of peer companies that the Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on June 30, 1994 (the last trading day prior to the end of the Company's 1994 fiscal year). The company peer group used in the graph below consists of Anchor Gaming, Casino Data Systems, International Gaming and Technology, Jackpot Enterprises, Powerhouse Technologies, and WMS Industries.

                    COMPARISON OF 60 MONTH CUMULATIVE RETURN
                                 [see attached]

table to be inserted at financial printer, see attached copy of peer group table obtained from Research Inc.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons. To the Company's knowledge, based on its review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1999, all
Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. Alfred Wilms filed a Form 4 that did not meet the filing deadline.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's auditors for the fiscal year ended June 30, 1999 were KPMG LLP. A representative of KPMG LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the 2000 Annual Meeting of Stockholders, such proposal must be received at 6601 South Bermuda Road, Las Vegas, Nevada 89119,
Attention: Corporate Secretary, no later than the close of business on August 10, 2000 and must otherwise comply with the applicable provisions of the Exchange Act.

         The persons designated by the Company to vote proxies given by stockholders in connection with the 2000 Annual Meeting of Stockholders may exercise discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 2000 proxy statement with respect to which the Company has received written notice no later than November 5, 2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, that may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

         You are urged to sign, date, and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ DAVID JOHNSON
                         David Johnson
                         Senior Vice President, General Counsel, and Secretary

                          ALLIANCE GAMING CORPORATION

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 4, 2000

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

     The undersigned stockholder of Alliance Gaming Corporation hereby appoints David Johnson, Paul Lofgren and Scott Schweinfurth, each with full power of substitution, proxy to vote all shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Alliance Gaming Corporation to be held at the Alexis Park Resort and Spa, 375 East Harmon Avenue, Las Vegas, Nevada, on January 4, 2000, at 9:00 a.m. (local time), or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO HEREIN.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                Please Detach and Mail in the Envelope Provided

       Please mark your
A [X]  votes as in this
       example.

                          FOR                WITHHOLD
                 all nominees listed at      AUTHORITY
                 right (except as marked  to vote for all
                    to the contrary)     nominees at right.
1.  ELECTION OF
    DIRECTORS             [ ]                    [ ]        NOMINEES: Anthony DiCesare    2. IN THEIR DISCRETION UPON SUCH OTHER
    (for terms as                                                     Joel Kirschbaum        MATTERS AS MAY PROPERLY COME BEFORE
    described in the Proxy Statement)                                                        THE MEETING

Instruction: To withhold authority to vote for an                                         UNLESS OTHERWISE SPECIFIED, THIS PROXY
individual nominee, write the nominee's name                                              WILL BE VOTED FOR THE ELECTION OF THE
in the space provided below.                                                              PERSONS NOMINATED BY THE BOARD OF
                                                                                          DIRECTORS AS DIRECTORS.
--------------------------------------------------





Signature of Stockholder                                                                        Dated                       , 1999
                        ---------------------------------  ------------------------------------       ---------------------
                                                               (SIGNATURE OF HELD JOINTLY)
NOTE: Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.
